Motorola Solutions, Inc.
2015-2017 Long Range Incentive Plan (LRIP) Terms
As Approved by the Compensation and Leadership Committee
On February 11, 2015

Design Feature	2015-2017 LRIP
Performance Cycle	Three years from 2015-2017
Eligible Population	CVPs and above
Performance Criteria
Relative Total Shareholder Return (TSR)
TSR Defined as:
Ending stock price
   (Daily average during the final three months of the Performance Cycle)
+ Value of reinvested dividends
= Total ending value
– Beginning stock price
   (Daily average during the three months preceding the Performance Cycle)
= Total value created
÷ Beginning share price
   (Daily average during the three months preceding the Performance Cycle)
= Total shareholder return

Negative TSR Component	If the resulting TSR performance for Motorola Solutions is negative, the Committee will have negative discretion to reduce the final payout up to a 25% reduction of the calculated payout.
Comparator Group
S&P 500 defined as companies in the S&P 500 at the beginning of the performance period; must be publicly traded on or after July 1, 2016 to be included in the TSR percentile calculation at the end of the performance cycle.

Payout Scale

23